UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Micrus Endovascular Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	93-3409596 (IRS Employer Identification No.)

610 Palomar Avenue Sunnyvale, California (Address of Principal Executive Offices)	94085 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-123154 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act :

Common Stock, par value $0.01 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS

Item 1. Description of Registrant’s Securities to be Registered

     Incorporated by reference to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-123154) as originally filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2005, and as subsequently amended (the “S-1 Registration Statement”).

Item 2. Exhibits

     The following exhibits are filed as a part of this Registration Statement:

1.	Specimen of Registrant’s Common Stock Certificate - incorporated herein by reference to Exhibit 4.1 to the S-1 Registration Statement.

2.	Form of Amended and Restated Bylaws, to be adopted prior to the completion of the Registrant’s initial public offering — incorporated herein by reference to Exhibit 3.4 to the S-1 Registration Statement.

3.	Form of Amended and Restated Certificate of Incorporation of the Registrant to become effective upon completion of the Registrant’s initial public offering — incorporated herein by reference to Exhibit 3.2 to the S-1 Registration Statement.

4.	Amended and Restated Stockholders’ Rights Agreement dated as of February 21, 2005 among the Registrant and the parties listed therein - incorporated herein by reference to Exhibit 4.3 to the S-1 Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 23, 2005	Micrus Endovascular Corporation
	By:	/s/ John T. Kilcoyne
		Name:	John T. Kilcoyne
		Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Sequentially
Exhibit No.	Description	Numbered Page
1.	Specimen of Registrant’s Common Stock Certificate.	Incorporated by reference

2.	Form of Amended and Restated Bylaws to be adopted prior to the completion of the Registrant’s initial public offering.	Incorporated by reference

3	Form of Amended and Restated Certificate of Incorporation of the Registrant to become effective upon completion of the Registrant’s initial public offering.	Incorporated by reference

4.	Amended and Restated Stockholders’ Rights Agreement dated as of February 21, 2005 among the Registrant and the parties listed therein.	Incorporated by reference